Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2024

RICHMOND, Va. (May 6, 2024) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2024.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2024	2023	% Change

Net income	$54,050	$32,923	64.2%
Net income per share	$0.22	$0.14	57.1%

Operating income	$71,615	$49,247	45.4%
Operating margin %	21.7%	15.8%	590 bps

Adjusted EBITDAre	$100,810	$95,288	5.8%
Comparable Hotels Adjusted Hotel EBITDA	$111,672	$115,399	(3.2%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.7%	35.3%	(160 bps)
Modified funds from operations (MFFO)	$83,240	$78,959	5.4%
MFFO per share	$0.34	$0.34	0.0%

Average Daily Rate (ADR) (Actual)	$153.18	$152.01	0.8%
Occupancy (Actual)	72.0%	72.0%	0.0%
Revenue Per Available Room (RevPAR) (Actual)	$110.25	$109.46	0.7%

Comparable Hotels ADR	$154.10	$154.08	0.0%
Comparable Hotels Occupancy	72.1%	72.1%	0.0%
Comparable Hotels RevPAR	$111.09	$111.14	0.0%

Distributions paid	$70,156	$73,399	(4.4%)
Distributions paid per share	$0.29	$0.32	(9.4%)

Cash and cash equivalents	$4,942
Total debt outstanding	$1,506,734
Total debt outstanding, net of cash and cash equivalents	$1,501,792
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	27.4%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.38 on March 31, 2024.

Comparable Hotels is defined as the 224 hotels owned by the Company as of March 31, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “In line with our expectations, Comparable Hotels RevPAR remained seasonally stable during the first quarter 2024, despite challenging year-over-year comparisons related to the Super Bowl and the unfavorable shift in timing of the Easter holiday, which was consistent with the industry overall and ahead of our blended chain scales for the quarter. Bolstered in part by the Easter holiday shift, and with growth in both weekday and weekend occupancies, preliminary results for our portfolio show Comparable Hotels RevPAR growth for the month of April 2024 above the high end of our full year guidance range. With continued strength in leisure demand, additional recovery in corporate demand and limited near-term supply growth, we believe operations will further strengthen throughout the year. Our revenue and asset management teams, together with our third-party operators, continue to work to maximize efficiencies and drive profitability across our hotels, achieving strong margins despite the current inflationary environment and ongoing wage pressures."

Mr. Knight continued, “During the quarter, we acquired the ideally located AC Hotel Washington DC Convention Center, which benefits from the market's wide variety of group, business transient and leisure demand generators. In addition to its ideal location, premium amenities and modern guest rooms, the asset generates additional revenue through its rooftop bar and restaurant with stunning views of the city and through its ground floor retail space and a large billboard leased to third parties. Our recent acquisitions have been meaningfully additive, increasing exposure to high growth markets, lifting overall portfolio performance and driving incremental profitability. We currently have two hotels under contract for purchase and continue to underwrite additional opportunities with a focus on pursuing transactions that complement our existing portfolio and maximize long-term shareholder value. Our investment strategy has proven resilient across economic cycles, yielding compelling total returns for our shareholders. We are confident that with our portfolio of high-quality, rooms-focused hotels broadly diversified across markets and demand generators, the effectiveness of our brands and management companies, the strength and flexibility of our balance sheet, and the depth of our corporate team, we are well positioned for continued outperformance."

Hotel Portfolio Overview

As of March 31, 2024, Apple Hospitality owned 224 hotels with an aggregate of 29,886 guest rooms located in 87 markets throughout 37 states and the District of Columbia.

Highlights

•
Strong operating performance: For the first quarter 2024, the Company achieved Comparable Hotels ADR of $154, Comparable Hotels Occupancy of 72% and Comparable Hotels RevPAR of $111, all flat as compared to the first quarter 2023. Comparable Hotels Occupancy and RevPAR exceeded industry averages as reported by STR for the first quarter 2024. Based on preliminary results for the Company's portfolio for the month of April 2024, Comparable Hotels Occupancy was approximately 80%, an increase compared to April 2023, with growth in Comparable Hotels ADR as compared to April 2023.
•
Strong bottom-line performance: The Company achieved Adjusted EBITDAre of approximately $101 million for the first quarter 2024, an increase of 6% as compared to first quarter 2023. The Company achieved MFFO of approximately $83 million for the first quarter 2024, an increase of 5% as compared to first quarter 2023.
•
Transactional activity: During the quarter, the Company acquired the AC Hotel by Marriott Washington DC Convention Center for a total purchase price of approximately $116.8 million and sold its Hampton Inn by Hilton and Homewood Suites by Hilton hotels in Rogers, Arkansas, in one transaction for a combined gross sales price of approximately $33.5 million. The Company currently has two additional hotels under contract for purchase for an anticipated combined total purchase price of approximately $177.5 million.

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•
Capital markets: In February 2024, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $500 million of its common shares under an at-the-market offering program (the "ATM Program") under the Company's current shelf-registration statement.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At March 31, 2024, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 27%.
•
Monthly distributions: During the three months ended March 31, 2024, the Company paid distributions totaling $0.29 per common share, including a special cash distribution of $0.05 per common share, that was paid on January 16, 2024, to shareholders of record as of December 29, 2023. Based on the Company’s common stock closing price of $14.68 on May 3, 2024, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.5%.

The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2023. The following table highlights the Company’s Comparable Hotels monthly performance during the first quarter of 2024 as compared to the first quarter of 2023 (in thousands, except statistical data):

									% Change
	January	February	March		January	February	March		January	February	March
	2024	2024	2024	Q1 2024	2023	2023	2023	Q1 2023	2023	2023	2023	Q1 2023
ADR (Comparable Hotels)	$144.42	$154.71	$161.58	$154.10	$141.32	$156.48	$162.35	$154.08	2.2%	(1.1%)	(0.5%)	0.0%
Occupancy (Comparable Hotels)	64.6%	74.1%	77.8%	72.1%	63.8%	73.4%	79.3%	72.1%	1.3%	1.0%	(1.9%)	0.0%
RevPAR (Comparable Hotels)	$93.24	$114.61	$125.65	$111.09	$90.17	$114.86	$128.76	$111.14	3.4%	(0.2%)	(2.4%)	0.0%
Operating income (Actual)	$4,834	$34,344	$32,437	$71,615	$3,524	$15,275	$30,448	$49,247	37.2%	124.8%	6.5%	45.4%
Adjusted Hotel EBITDA (Actual) (1)	$23,736	$36,818	$49,239	$109,793	$21,655	$34,876	$50,218	$106,749	9.6%	5.6%	(1.9%)	2.9%
Comparable Hotels Adjusted Hotel EBITDA (2)	$24,001	$37,284	$50,387	$111,672	$24,258	$37,510	$53,631	$115,399	(1.1%)	(0.6%)	(6.0%)	(3.2%)

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 224 hotels owned by the Company as of March 31, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisitions

As previously announced, in March 2024, the Company acquired the 234-room AC Hotel by Marriott Washington DC Convention Center for a total purchase price of approximately $116.8 million, or $499,000 per key. In addition to room revenue, the hotel also benefits from revenue generated through its rooftop bar and restaurant as well as retail space and a large billboard leased to third parties.

Contracts for Potential Acquisitions

As previously announced, the Company currently has two additional hotels under contract for purchase for a combined total anticipated purchase price of approximately $177.5 million. The hotels currently under contract for purchase include:

•
An Embassy Suites by Hilton under development in downtown Madison, Wisconsin, for an anticipated total purchase price of approximately $79.3 million with an expected 262 rooms, which the Company anticipates acquiring in mid-2024 following completion of construction.

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•
A Motto by Hilton under development in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in late 2025 following completion of construction.

There are many conditions to closing on each of these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

Dispositions

As previously announced, in February 2024, the Company sold the 122-room Hampton Inn by Hilton Bentonville/Rogers and the 126-room Homewood Suites by Hilton Bentonville-Rogers in one transaction, for a combined gross sales price of approximately $33.5 million, resulting in a combined gain on the sale of approximately $17.8 million. A portion of the proceeds from the sale of the two hotels was used to complete a 1031 exchange with the acquisition of the AC Hotel Washington DC Convention Center, which resulted in the deferral of taxable gains of $15.1 million.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2024, the Company invested approximately $20 million in capital expenditures. The Company anticipates investing approximately $75 million to $85 million in capital improvements during 2024, which includes comprehensive renovation projects for approximately 20 hotels.

Balance Sheet and Liquidity

Summary

As of March 31, 2024, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.6%, cash on hand of approximately $5 million and availability under its revolving credit facility of approximately $519 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of March 31, 2024, was comprised of approximately $281 million in property-level debt secured by 15 hotels and approximately $1.2 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of March 31, 2024, was 209. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2024, was approximately 27%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of March 31, 2024, the Company’s weighted-average debt maturities were 3.4 years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. No shares were repurchased during the three months ended March 31, 2024. As of March 31, 2024, the Company had approximately $335 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

In February 2024, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $500 million of its common shares under its ATM Program. As of March 31, 2024, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the current or prior ATM Program during the three months ended March 31, 2024.

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Shareholder Distributions

During the three months ended March 31, 2024, the Company paid distributions totaling $0.29 per common share, including a special cash distribution of $0.05 per common share, that was paid on January 16, 2024, to shareholders of record as of December 29, 2023. Based on the Company’s common stock closing price of $14.68 on May 3, 2024, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.5%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2024 Outlook

The Company is updating its operational and financial outlook for 2024. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to previously provided 2024 guidance, the Company is increasing Net Income at the midpoint by $16 million, maintaining Comparable Hotels RevPAR Change, increasing Comparable Hotels Adjusted Hotel EBITDA Margin % by 20 bps at the midpoint, and increasing Adjusted EBITDAre by $9 million at the midpoint. As the Company’s operational results for the first quarter 2024 were in line with expectations at the previously provided midpoint, the increases are driven by the acquisition of the AC Hotel Washington DC Convention Center in March 2024. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2024 compared to 2023, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2024 as if the hotels were owned as of January 1, 2023, exclude completed dispositions since January 1, 2023, and exclude one non-hotel property. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2024, the Company anticipates its 2024 results will be in the following range:

	Updated 2024 Guidance(1)
	Low-End	High-End
Net income	$207 Million	$233 Million
Comparable Hotels RevPAR Change	2.0%	4.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.8%	35.8%
Adjusted EBITDAre	$461 Million	$483 Million
Capital expenditures	$75 Million	$85 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

First Quarter 2024 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Tuesday, May 7, 2024. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on May 7, 2024, through 11:59 p.m. Eastern Time on May 21, 2024. To access the replay, the domestic

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dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13745140. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 224 hotels with approximately 29,900 guest rooms located in 87 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 101 Marriott-branded hotels, 118 Hilton-branded hotels and five Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to

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geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,709,669 and $1,662,942, respectively	$4,871,476	$4,777,374
Assets held for sale	-	15,283
Cash and cash equivalents	4,942	10,287
Restricted cash-furniture, fixtures and other escrows	29,638	33,331
Due from third-party managers, net	63,048	36,437
Other assets, net	63,394	64,586
Total Assets	$5,032,498	$4,937,298

Liabilities
Debt, net	$1,500,698	$1,371,494
Finance lease liabilities	111,837	111,892
Accounts payable and other liabilities	85,661	129,931
Total Liabilities	1,698,196	1,613,317

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 242,346,188 and 241,515,532 shares, respectively	4,805,504	4,794,804
Accumulated other comprehensive income	24,112	20,404
Distributions greater than net income	(1,495,314)	(1,491,227)
Total Shareholders' Equity	3,334,302	3,323,981

Total Liabilities and Shareholders' Equity	$5,032,498	$4,937,298

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Room	$298,746	$285,520
Food and beverage	15,062	12,949
Other	15,704	12,985
Total revenue	329,512	311,454

Expenses:
Hotel operating expense:
Operating	83,796	78,663
Hotel administrative	29,752	27,319
Sales and marketing	29,839	27,700
Utilities	11,519	11,698
Repair and maintenance	16,842	15,665
Franchise fees	14,754	13,644
Management fees	10,762	10,476
Total hotel operating expense	197,264	185,165
Property taxes, insurance and other	20,992	19,675
General and administrative	10,584	11,461
Depreciation and amortization	46,823	45,906
Total expense	275,663	262,207

Gain on sale of real estate	17,766	-

Operating income	71,615	49,247

Interest and other expense, net	(17,309)	(16,004)

Income before income taxes	54,306	33,243

Income tax expense	(256)	(320)

Net income	$54,050	$32,923

Other comprehensive income (loss):
Interest rate derivatives	3,708	(8,106)

Comprehensive income	$57,758	$24,817

Basic and diluted net income per common share	$0.22	$0.14

Weighted average common shares outstanding - basic and diluted	242,408	229,398

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change
	2024	2023	2023
Operating income (Actual)	$71,615	$49,247	45.4%
Operating margin % (Actual)	21.7%	15.8%	590 bps

Comparable Hotels Total Revenue	$331,580	$326,688	1.5%
Comparable Hotels Total Operating Expenses	$219,908	$211,289	4.1%
Comparable Hotels Adjusted Hotel EBITDA	$111,672	$115,399	(3.2%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.7%	35.3%	(160 bps)

ADR (Comparable Hotels)	$154.10	$154.08	0.0%
Occupancy (Comparable Hotels)	72.1%	72.1%	0.0%
RevPAR (Comparable Hotels)	$111.09	$111.14	0.0%

ADR (Actual)	$153.18	$152.01	0.8%
Occupancy (Actual)	72.0%	72.0%	0.0%
RevPAR (Actual)	$110.25	$109.46	0.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$311,454
Revenue from acquisitions prior to ownership	4,775	19,786
Revenue from dispositions	(664)	(1,709)
Revenue from non-hotel property	(2,043)	(2,843)
Comparable Hotels Total Revenue	$331,580	$326,688

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$109,793	$106,749
AHEBITDA from acquisitions prior to ownership	1,882	8,320
AHEBITDA from dispositions	(3)	(466)
AHEBITDA from non-hotel property (2)	-	796
Comparable Hotels AHEBITDA	$111,672	$115,399

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations (the "non-hotel property"). The Company has terminated the lease for failure to make lease payments timely, and in April 2024 commenced legal proceedings to remove the tenant from possession of the hotel.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 224 hotels owned by the Company as of March 31, 2024, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$49,247	$83,029	$76,295	$38,910	$71,615
Operating margin % (Actual)	15.8%	23.0%	21.3%	12.5%	21.7%

Comparable Hotels Total Revenue	$326,688	$377,770	$372,451	$320,332	$331,580
Comparable Hotels Total Operating Expenses	211,289	228,285	233,522	214,534	219,908
Comparable Hotels Adjusted Hotel EBITDA	$115,399	$149,485	$138,929	$105,798	$111,672
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.3%	39.6%	37.3%	33.0%	33.7%

ADR (Comparable Hotels)	$154.08	$162.41	$160.55	$151.53	$154.10
Occupancy (Comparable Hotels)	72.1%	78.1%	77.2%	69.7%	72.1%
RevPAR (Comparable Hotels)	$111.14	$126.89	$123.94	$105.69	$111.09

ADR (Actual)	$152.01	$160.98	$159.36	$149.88	$153.18
Occupancy (Actual)	72.0%	78.2%	77.1%	69.6%	72.0%
RevPAR (Actual)	$109.46	$125.96	$122.91	$104.27	$110.25

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$361,630	$358,260	$312,456	$329,512
Revenue from acquisitions prior to ownership	19,786	21,825	18,999	12,245	4,775
Revenue from dispositions	(1,709)	(2,805)	(2,796)	(2,242)	(664)
Revenue from non-hotel property	(2,843)	(2,880)	(2,012)	(2,127)	(2,043)
Comparable Hotels Total Revenue	$326,688	$377,770	$372,451	$320,332	$331,580

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$106,749	$141,244	$132,161	$101,738	$109,793
AHEBITDA from acquisitions prior to ownership	8,320	9,725	7,978	4,842	1,882
AHEBITDA from dispositions	(466)	(1,262)	(1,210)	(782)	(3)
AHEBITDA from non-hotel property (2)	796	(222)	-	-	-
Comparable Hotels AHEBITDA	$115,399	$149,485	$138,929	$105,798	$111,672

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 224 hotels owned by the Company as of March 31, 2024, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change
	2024	2023	2023
Operating income (Actual)	$71,615	$49,247	45.4%
Operating margin % (Actual)	21.7%	15.8%	590 bps

Same Store Hotels Total Revenue	$310,620	$306,902	1.2%
Same Store Hotels Total Operating Expenses	207,827	199,823	4.0%
Same Store Hotels Adjusted Hotel EBITDA	$102,793	$107,079	(4.0%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	33.1%	34.9%	(180 bps)

ADR (Same Store Hotels)	$151.86	$152.31	(0.3%)
Occupancy (Same Store Hotels)	71.9%	72.0%	(0.1%)
RevPAR (Same Store Hotels)	$109.23	$109.73	(0.5%)

ADR (Actual)	$153.18	$152.01	0.8%
Occupancy (Actual)	72.0%	72.0%	0.0%
RevPAR (Actual)	$110.25	$109.46	0.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$311,454
Revenue from acquisitions	(16,185)	-
Revenue from dispositions	(664)	(1,709)
Revenue from non-hotel property	(2,043)	(2,843)
Same Store Hotels Total Revenue	$310,620	$306,902

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$109,793	$106,749
AHEBITDA from acquisitions	(6,997)	-
AHEBITDA from dispositions	(3)	(466)
AHEBITDA from non-hotel property (2)	-	796
Same Store Hotels AHEBITDA	$102,793	$107,079

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 217 hotels owned and held for use by the Company as of January 1, 2023, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$49,247	$83,029	$76,295	$38,910	$71,615
Operating margin % (Actual)	15.8%	23.0%	21.3%	12.5%	21.7%

Same Store Hotels Total Revenue	$306,902	$355,920	$351,343	$300,565	$310,620
Same Store Hotels Total Operating Expenses	199,823	216,173	221,182	202,562	207,827
Same Store Hotels Adjusted Hotel EBITDA	$107,079	$139,747	$130,161	$98,003	$102,793
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.9%	39.3%	37.0%	32.6%	33.1%

ADR (Same Store Hotels)	$152.31	$160.79	$159.36	$149.56	$151.86
Occupancy (Same Store Hotels)	72.0%	78.2%	77.1%	69.7%	71.9%
RevPAR (Same Store Hotels)	$109.73	$125.69	$122.88	$104.19	$109.23

ADR (Actual)	$152.01	$160.98	$159.36	$149.88	$153.18
Occupancy (Actual)	72.0%	78.2%	77.1%	69.6%	72.0%
RevPAR (Actual)	$109.46	$125.96	$122.91	$104.27	$110.25

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$361,630	$358,260	$312,456	$329,512
Revenue from acquisitions	-	(25)	(2,109)	(7,522)	(16,185)
Revenue from dispositions	(1,709)	(2,805)	(2,796)	(2,242)	(664)
Revenue from non-hotel property	(2,843)	(2,880)	(2,012)	(2,127)	(2,043)
Same Store Hotels Total Revenue	$306,902	$355,920	$351,343	$300,565	$310,620

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$106,749	$141,244	$132,161	$101,738	$109,793
AHEBITDA from acquisitions	-	(13)	(790)	(2,953)	(6,997)
AHEBITDA from dispositions	(466)	(1,262)	(1,210)	(782)	(3)
AHEBITDA from non-hotel property (2)	796	(222)	-	-	-
Same Store Hotels AHEBITDA	$107,079	$139,747	$130,161	$98,003	$102,793

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 217 hotels owned and held for use by the Company as of January 1, 2023, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2023 and 2024:

	2023				2024
	Q1	Q2	Q3	Q4	Q1
Net income	$32,923	$65,289	$58,512	$20,765	$54,050
Depreciation and amortization	45,906	45,994	45,498	45,844	46,823
Amortization of favorable and unfavorable operating leases, net	97	85	99	102	102
Interest and other expense, net	16,004	17,499	17,470	17,884	17,309
Income tax expense	320	241	313	261	256
EBITDA	95,250	129,108	121,892	84,856	118,540
Gain on sale of real estate	-	-	-	-	(17,766)
Loss on impairment of depreciable real estate assets	-	-	-	5,644	-
EBITDAre	95,250	129,108	121,892	90,500	100,774
Non-cash straight-line operating ground lease expense	38	36	35	36	36
Adjusted EBITDAre	95,288	129,144	121,927	90,536	100,810
General and administrative expense	11,461	12,100	11,079	12,761	10,584
Adjusted EBITDAre from non-hotel property (1)	-	-	(845)	(1,559)	(1,601)
Adjusted Hotel EBITDA	$106,749	$141,244	$132,161	$101,738	$109,793
(1)
Includes results of the non-hotel property subsequent to its lease to a third-party hotel operator for all hotel operations. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA starting in the second half of 2023.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024	2023
Net income	$54,050	$32,923
Depreciation of real estate owned	46,059	45,142
Gain on sale of real estate	(17,766)	-
Funds from operations	82,343	78,065
Amortization of finance ground lease assets	759	759
Amortization of favorable and unfavorable operating leases, net	102	97
Non-cash straight-line operating ground lease expense	36	38
Modified funds from operations	$83,240	$78,959

Page | 15

Apple Hospitality REIT, Inc.

2024 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2024:

	Year Ending December 31, 2024
	Low-End	High-End
Net income	$206,544	$232,944
Depreciation and amortization	190,000	187,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	81,000	79,000
Income tax expense	700	1,100
EBITDA	$478,652	$500,452
(Gain) loss on sale of real estate	(17,766)	(17,766)
EBITDAre	$460,886	$482,686
Non-cash straight-line operating ground lease expense	135	135
Adjusted EBITDAre	$461,021	$482,821
General and administrative expense	37,500	42,500
AEBITDAre from non-hotel property (1)	(1,500)	(3,500)
Adjusted Hotel EBITDA	$497,021	$521,821
AHEBITDA from acquisitions prior to ownership (2)	1,882	1,882
AHEBITDA from dispositions	(3)	(3)
Comparable Hotels Adjusted Hotel EBITDA	$498,900	$523,700

(1)
Represents Adjusted EBITDAre from the non-hotel property.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2024

	April 1 -
	December 31,							Fair Market
	2024	2025	2026	2027	2028	Thereafter	Total	Value
Total debt:
Maturities	$111,329	$295,140	$205,649	$278,602	$334,066	$281,948	$1,506,734	$1,465,979
Average interest rates (1)	4.8%	5.1%	5.4%	5.3%	4.7%	3.9%

Variable-rate debt:
Maturities	$85,000	$225,000	$131,000	$275,000	$300,000	$85,000	$1,101,000	$1,100,110
Average interest rates (1)	5.1%	5.5%	5.8%	5.9%	5.2%	3.6%

Fixed-rate debt:
Maturities	$26,329	$70,140	$74,649	$3,602	$34,066	$196,948	$405,734	$365,869
Average interest rates	4.1%	4.0%	4.0%	4.1%	4.1%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024
Top 20 Markets
Phoenix, AZ	10	88.1%	89.6%	(1.7%)	$206.66	$222.13	(7.0%)	$181.99	$198.94	(8.5%)	11.6%
San Diego, CA	7	74.2%	74.1%	0.1%	$177.69	$173.57	2.4%	$131.83	$128.58	2.5%	5.1%
Los Angeles, CA	8	79.9%	80.2%	(0.4%)	$176.86	$178.11	(0.7%)	$141.24	$142.91	(1.2%)	4.9%
Orange County, CA	6	75.1%	73.4%	2.3%	$166.37	$167.70	(0.8%)	$124.95	$123.06	1.5%	3.7%
Fort Worth/Arlington, TX	6	80.9%	82.0%	(1.3%)	$158.79	$160.73	(1.2%)	$128.46	$131.77	(2.5%)	3.6%
Salt Lake City/Ogden, UT	5	77.4%	78.0%	(0.8%)	$151.10	$157.17	(3.9%)	$117.02	$122.63	(4.6%)	3.4%
Melbourne, FL	3	86.6%	91.6%	(5.5%)	$224.58	$204.15	10.0%	$194.59	$187.09	4.0%	3.3%
Washington, DC	5	73.3%	69.6%	5.3%	$174.96	$165.28	5.9%	$128.28	$115.00	11.5%	3.2%
Richmond/Petersburg, VA	3	71.7%	67.9%	5.6%	$189.55	$185.44	2.2%	$135.90	$125.99	7.9%	2.9%
Seattle, WA	4	77.9%	75.6%	3.0%	$172.35	$165.90	3.9%	$134.29	$125.35	7.1%	2.8%
Miami, FL	3	92.9%	89.4%	3.9%	$190.61	$194.74	(2.1%)	$177.08	$174.02	1.8%	2.7%
Nashville, TN	5	75.5%	75.8%	(0.4%)	$146.81	$154.31	(4.9%)	$110.90	$116.90	(5.1%)	2.5%
Las Vegas, NV	1	76.1%	72.9%	4.4%	$238.08	$217.16	9.6%	$181.16	$158.21	14.5%	2.4%
Tucson, AZ	3	91.1%	90.6%	0.6%	$160.43	$146.17	9.8%	$146.09	$132.47	10.3%	2.3%
Fort Lauderdale, FL	2	87.9%	89.0%	(1.2%)	$193.30	$198.99	(2.9%)	$170.01	$177.06	(4.0%)	2.0%
Orlando, FL	3	81.9%	81.9%	0.0%	$147.70	$144.77	2.0%	$121.01	$118.52	2.1%	1.9%
Alaska	2	88.1%	78.2%	12.7%	$198.18	$182.98	8.3%	$174.65	$143.06	22.1%	1.8%
Houston, TX	6	69.6%	67.0%	3.9%	$121.70	$116.04	4.9%	$84.65	$77.71	8.9%	1.7%
Dallas, TX	5	67.0%	70.8%	(5.4%)	$141.42	$138.64	2.0%	$94.69	$98.20	(3.6%)	1.6%
Alabama North	4	74.1%	83.7%	(11.5%)	$151.05	$140.61	7.4%	$112.00	$117.63	(4.8%)	1.5%
Top 20 Markets	91	78.6%	78.3%	0.4%	$173.47	$172.45	0.6%	$136.33	$135.05	0.9%	64.9%

All Other Markets	133	66.9%	67.2%	(0.4%)	$136.00	$137.07	(0.8%)	$91.02	$92.14	(1.2%)	35.1%

Total Portfolio	224	72.1%	72.1%	0.0%	$154.10	$154.08	0.0%	$111.09	$111.14	0.0%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended March 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024
STR Region
East North Central	16	57.0%	57.1%	(0.2%)	$127.57	$127.16	0.3%	$72.71	$72.64	0.1%	1.9%
East South Central	27	74.2%	74.9%	(0.9%)	$141.20	$141.25	0.0%	$104.71	$105.76	(1.0%)	9.8%
Middle Atlantic	12	64.1%	65.3%	(1.8%)	$138.60	$134.38	3.1%	$88.85	$87.69	1.3%	2.9%
Mountain	25	79.5%	80.4%	(1.1%)	$179.58	$184.08	(2.4%)	$142.71	$147.91	(3.5%)	21.1%
New England	6	62.4%	55.2%	13.0%	$132.62	$143.88	(7.8%)	$82.72	$79.40	4.2%	1.1%
Pacific	33	76.5%	75.0%	2.0%	$173.02	$172.08	0.5%	$132.31	$129.11	2.5%	20.6%
South Atlantic	54	75.2%	75.8%	(0.8%)	$160.16	$158.63	1.0%	$120.39	$120.23	0.1%	26.9%
West North Central	17	59.8%	62.8%	(4.8%)	$130.74	$127.57	2.5%	$78.14	$80.10	(2.4%)	3.0%
West South Central	34	73.9%	72.9%	1.4%	$136.11	$136.71	(0.4%)	$100.52	$99.66	0.9%	12.7%

Total Portfolio	224	72.1%	72.1%	0.0%	$154.10	$154.08	0.0%	$111.09	$111.14	0.0%	100.0%

Note: Region categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024
Upscale
AC Hotels	4	70.2%	67.4%	4.2%	$192.18	$185.99	3.3%	$134.86	$125.42	7.5%	3.2%
Aloft	1	57.7%	46.5%	24.1%	$110.16	$118.38	(6.9%)	$63.60	$55.09	15.4%	0.0%
Courtyard	35	68.3%	68.3%	0.0%	$154.96	$152.45	1.6%	$105.88	$104.06	1.7%	16.8%
Hilton Garden Inn	40	67.8%	69.3%	(2.2%)	$144.10	$147.08	(2.0%)	$97.63	$101.97	(4.3%)	14.3%
Homewood Suites	29	79.4%	80.8%	(1.7%)	$155.26	$152.72	1.7%	$123.25	$123.35	(0.1%)	12.0%
Hyatt House	2	83.7%	81.4%	2.8%	$172.59	$188.32	(8.4%)	$144.52	$153.28	(5.7%)	1.6%
Hyatt Place	3	87.2%	84.3%	3.4%	$162.49	$171.93	(5.5%)	$141.66	$144.96	(2.3%)	2.1%
Residence Inn	30	74.8%	73.6%	1.6%	$160.15	$158.68	0.9%	$119.75	$116.75	2.6%	14.6%
SpringHill Suites	10	73.5%	72.1%	1.9%	$161.34	$156.53	3.1%	$118.57	$112.87	5.1%	6.1%
Upscale Total	154	72.0%	72.1%	(0.1%)	$155.10	$154.42	0.4%	$111.72	$111.30	0.4%	70.7%

Upper Midscale
Fairfield	10	68.7%	69.3%	(0.9%)	$130.76	$134.75	(3.0%)	$89.78	$93.39	(3.9%)	2.8%
Hampton	36	69.8%	69.8%	0.0%	$153.74	$157.72	(2.5%)	$107.29	$110.03	(2.5%)	13.8%
Home2 Suites	10	79.8%	83.2%	(4.1%)	$157.34	$153.83	2.3%	$125.53	$128.04	(2.0%)	5.0%
TownePlace Suites	9	78.3%	77.0%	1.7%	$123.34	$122.47	0.7%	$96.60	$94.30	2.4%	3.1%
Upper Midscale Total	65	72.0%	72.4%	(0.6%)	$147.24	$149.51	(1.5%)	$106.02	$108.28	(2.1%)	24.7%

Upper Upscale
Embassy Suites	3	81.0%	83.0%	(2.4%)	$197.00	$192.07	2.6%	$159.62	$159.47	0.1%	2.6%
Marriott	2	67.9%	61.1%	11.1%	$172.00	$169.89	1.2%	$116.84	$103.77	12.6%	2.0%
Upper Upscale Total	5	73.8%	71.0%	3.9%	$184.37	$181.58	1.5%	$136.12	$128.87	5.6%	4.6%

Total Portfolio	224	72.1%	72.1%	0.0%	$154.10	$154.08	0.0%	$111.09	$111.14	0.0%	100.0%

Note: Chain scale categorization based on STR designation.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change	Q1 2024
STR Location
Airport	18	80.1%	81.7%	(2.0%)	$153.20	$154.96	(1.1%)	$122.71	$126.54	(3.0%)	9.1%
Interstate	4	68.9%	65.2%	5.7%	$119.64	$114.73	4.3%	$82.39	$74.75	10.2%	1.0%
Resort	11	75.2%	77.1%	(2.5%)	$179.43	$177.68	1.0%	$134.95	$137.07	(1.5%)	7.4%
Small Metro/Town	9	84.6%	81.9%	3.3%	$166.40	$172.10	(3.3%)	$140.80	$141.01	(0.1%)	6.1%
Suburban	128	71.0%	71.7%	(1.0%)	$146.95	$145.73	0.8%	$104.35	$104.51	(0.2%)	46.2%
Urban	54	70.0%	68.5%	2.2%	$163.21	$164.95	(1.1%)	$114.24	$113.07	1.0%	30.2%

Total Portfolio	224	72.1%	72.1%	0.0%	$154.10	$154.08	0.0%	$111.09	$111.14	0.0%	100.0%

Note: Location categorization based on STR designation.

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